UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2014

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

441 Charmany Drive

Madison, WI  53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02.                     Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On November 10, 2014, Exact Sciences Corporation (the “Company”) entered into an Employment Agreement with William Megan, Senior Vice President, Finance and Principal Financial Officer of the Company (the “Agreement”).  Pursuant to the Agreement, Mr. Megan is entitled to receive an annual base salary of $275,000 and is eligible to earn up to 40% of his base salary in annual bonuses, with the exact amount of any such bonus to be determined by the Chief Executive Officer and the Compensation Committee.  Mr. Megan is also eligible to receive certain equity awards as determined by the Board of Directors or the Compensation Committee.  If Mr. Megan terminates his employment for Good Reason or the Company terminates his employment without Cause, as such terms are defined in the Agreement, Mr. Megan shall be entitled to receive certain severance benefits including (1) salary continuation for 12 months and (2) the vesting of Mr. Megan’s then unvested equity awards shall immediately accelerate by a period of 12 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: November 14, 2014	By:	/s/ Maneesh K. Arora
Maneesh K. Arora
Chief Operating Officer